ARHAUS REPORTS SECOND QUARTER 2025 FINANCIAL RESULTS
BOSTON HEIGHTS, Ohio (August 7, 2025)—Arhaus, Inc. (“Arhaus” or the “Company”) (NASDAQ: ARHS), a growing lifestyle brand and omni-channel retailer of premium artisan-crafted home furnishings, reported second quarter 2025 results for the period ended June 30, 2025.
Second Quarter 2025 Highlights
•Net revenue increased 15.7% to $358 million, compared to the second quarter of 2024
•Gross margin increased 19.1% to $148 million, compared to the second quarter of 2024
•Selling, general and administrative expenses increased 6.8% to $101 million, compared to the second quarter of 2024
•Net and comprehensive income increased 57.7% to $35 million, compared to the second quarter of 2024
•Adjusted EBITDA increased 51.2% to $60 million, compared to the second quarter of 2024
•Comparable growth(1) of 10.5%
•Total Showroom Projects(2) of 3 locations, inclusive of 2 relocations and 1 renovation
John Reed, Co-Founder and Chief Executive Officer, said:
“We achieved the highest quarterly net revenue in Arhaus’ history, exceeding $358 million, reflecting an increase of 15.7%. This record reflects the strength of our brand, the loyalty of our clients, and the exceptional execution of teams across the business.

During the quarter, we successfully brought operations of our Dallas Distribution Center in-house which ramped ahead of schedule. This transition enabled us to convert strong first quarter demand into net revenue more efficiently, and at a higher volume, than expected. As a result, Comparable growth(1) was 10.5%.

While second-quarter Demand comparable growth(3) was (3.6)%, due to macro headwinds, July rebounded sharply, with Demand comparable growth(3) up an impressive 15.7%, highlighting strong client engagement and the enduring appeal of our products. Year-to-date, including July, Demand comparable growth(3) was up 2.2%.

Additionally, I’m proud to announce the launch of our Arhaus Bath Collection. This thoughtful expansion into a deeply personal space in the home reflects our commitment to timeless design, artisan craftsmanship, and functional beauty.

With a resilient high-end client base, debt-free balance sheet, and a clear strategic plan, we are navigating the current environment from a position of strength, focused on what we can control: disciplined execution, intentional growth, and continued investment in the systems, products, and talent that will drive our next phase.

Thank you to our teams, your creativity, care, and commitment make moments like this possible. Your passion is what brings Arhaus to life.”
Business Highlights
Arhaus delivered strong second-quarter results, with net revenue exceeding $358 million, up 15.7% and setting a new record for the highest quarterly net revenue in Company history. In the second quarter, Comparable growth(1) was 10.5%, driven by the successful conversion of strong first-quarter demand, while Demand comparable growth(3) was (3.6)%, reflecting macroeconomic volatility and external headwinds.

Looking ahead, Demand comparable growth(3) in July was up 15.7%, reflecting strong client engagement and the strength of the Arhaus product assortment. Year-to-date, including July, Demand comparable growth(3) was 2.2%.
Showroom Highlights
At the end of the second quarter of 2025, Arhaus operated 103 Showrooms across 30 states and all four geographic regions. During the quarter, the Company completed 3 Total Showroom Projects(2), including 2 relocations and 1 renovation. Notable updates include:

•Wexford, Pennsylvania – A relocated showroom opened in Wexford Plaza, a premium open-air retail destination. The expansive, newly designed space features a dedicated design room and extensive fabric library, serving a key affluent suburb of Pittsburgh and reinforcing Arhaus’ luxury positioning.

•Scottsdale, Arizona – A fully renovated showroom at Kierland Commons. Originally opened in 2015, this renovated space more closely reflects the Arhaus aesthetic, blending international design elements with American craftsmanship to create an eclectic, elevated experience.

Year-to-date through the second quarter, Arhaus has completed 8 showroom projects, including 1 new opening, 6 relocations, and 1 renovation. The Company continues to expect the completion of approximately 12 to 15 Total Showroom Projects(2) in 2025, consisting of 4 to 6 new openings and 8 to 9 relocations, renovations, or expansions.
Balance Sheet and Liquidity
As of June 30, 2025, the Company reported the following:
•No long-term debt.
•Cash and cash equivalents totaled $235 million.
•Net merchandise inventory of $311 million, a 4.7% increase from December 31, 2024 to June 30, 2025.
•Client deposits of $233 million, a 5.5% increase from December 31, 2024 to June 30, 2025.
•Net cash provided by operating activities totaled $81 million for the six months ended June 30, 2025.

•Net cash used in investing activities was approximately $42 million for the six months ended June 30, 2025. Company-funded capital expenditures(4) were approximately $31 million and landlord contributions were approximately $11 million.
Outlook
The table below reaffirms Arhaus’ previously provided expectations for selected full-year 2025 financial and operating metrics. This outlook reflects currently implemented tariff actions as of the date of this release. The Company has also modestly reduced its full-year capital expenditures outlook by $10 million to reflect updated timing on select investments. In addition, Arhaus is introducing third-quarter 2025 guidance for select financial metrics, as detailed below.

	Full-Year 2025	Q3 2025
Net revenue	$1.29 billion to $1.38 billion	$320 million to $350 million
Net revenue growth	1.5% to 8.6%	0.3% to 9.7%
Comparable growth(1)	(5)% to 1.5%	(4)% to 5%
Net income(5)	$48 million to $68 million	$7 million to $17 million
Adjusted EBITDA(6)	$123 million to $145 million	$23 million to $33 million

Other Estimates
Company-funded capital expenditures(4)	$80 million to $100 million
Depreciation & amortization	$47 million to $52 million
Fully diluted shares	~ 141 million
Effective tax rate	~ 26%
Showroom openings	4 to 6 new showrooms
Total Showroom Projects(2)	12 to 15 showroom projects
(1) Comparable growth is a key performance indicator and is defined as the year-over-year percentage change of the dollar value of orders delivered (based on purchase price), net of the dollar value of returns (based on amount credited to client), from our comparable Showrooms and eCommerce, including through our catalogs and other mailings.
(2) Total Showroom Projects is defined as the number of showroom projects completed during the period, including new showroom openings, strategic relocations, remodels, and expansions. The Company considers all showroom projects integral to its long-term growth strategy, with each evaluated based on strategic relevance and expected return on investment.
(3) Demand comparable growth is a key performance indicator and is defined as the year-over-year percentage change of demand from our comparable Showrooms and eCommerce, including through our catalogs and other mailings.
(4) Company-funded capital expenditures is defined as total net cash used in investing activities less landlord contributions.
(5) U.S. GAAP net income (loss).
(6) We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. These items include, but are not limited to, future share-based compensation expense, income taxes, interest income, and transaction costs. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.
Conference Call
You are invited to listen to Arhaus’ conference call to discuss the second quarter 2025 financial results scheduled for today, August 7, 2025, at 8:30 a.m. Eastern Time. The call will be available over the Internet on our website (http://ir.arhaus.com) or by dialing (877) 407-3982 within the U.S., or 1 (201) 493-6780, outside the U.S. The conference ID number is 13748992.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at http://ir.arhaus.com for approximately twelve months.
About Arhaus
Founded in 1986, Arhaus is a growing lifestyle brand and omni-channel retailer of premium home furnishings. Through a differentiated proprietary model that directly designs and sources products from leading manufacturers and artisans around the world, Arhaus offers an exclusive assortment of heirloom quality products that are sustainably sourced, lovingly made, and built to last. With more than 100 showroom and design studio locations across the United States, a team of interior designers providing complimentary in-home design services, and robust online and eCommerce capabilities, Arhaus is known for innovative design, responsible sourcing, and client-first service. For more information, please visit www.arhaus.com.
Investor Contact:
Tara Louise Atwood
Vice President, Investor Relations
(440) 439-7700
invest@arhaus.com
Non-GAAP Financial Measures
In addition to the results provided in accordance with U.S. GAAP, this press release and related tables include adjusted EBITDA and adjusted EBITDA as a percentage of net revenue, which present operating results on an adjusted basis.

We use non-GAAP measures to help assess the performance of our business, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with U.S. GAAP, we believe that providing these non-GAAP financial measures is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of non-recurring items. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. These non-U.S. GAAP measures are not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. These measures should only be read together with the corresponding U.S. GAAP measures. Please refer to the reconciliations of adjusted EBITDA to the most directly comparable financial measures prepared in accordance with U.S. GAAP below.
Forward-Looking Statements
Certain statements contained herein, including statements under the heading “Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws.

Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Past performance is not a guarantee of future results or returns and no representation or warranty is made regarding future performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond our control that could cause our actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to manage and maintain the growth rate of our business; our ability to obtain quality merchandise in sufficient quantities; disruption in our receiving and distribution system, including delays in the integration of our distribution centers and the possibility that we may not realize the anticipated benefits of multiple distribution centers; effects of new or proposed tariffs and changes to international trade policies and agreements; the possibility of cyberattacks and our ability to maintain adequate cybersecurity systems and procedures; loss, corruption and misappropriation of data and information relating to clients and employees; changes in and compliance with applicable data privacy rules and regulations; risks as a result of constraints in our supply chain or disruptions due to geopolitical events such as acts of war and/or terrorism or other hostilities; a failure of our vendors to meet our quality standards; declines in general economic conditions that affect consumer confidence and consumer spending that could adversely affect our revenue; our ability to anticipate changes in consumer preferences; risks related to maintaining and increasing Showroom traffic and sales; our ability to compete in our market; our ability to adequately protect our intellectual property; compliance with applicable governmental regulations; effectively managing our eCommerce sales channel and digital marketing efforts; our reliance on third-party transportation carriers and risks associated with freight and transportation costs; and compliance with SEC rules and regulations as a public reporting company. These factors should not be construed as exhaustive. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Arhaus, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, amounts in thousands, except share and per share data)

	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$234,797	$197,511
Restricted cash	3,622	3,418
Accounts receivable, net	970	1,252
Merchandise inventory, net	311,117	297,010
Prepaid and other current assets	27,063	31,852
Total current assets	577,569	531,043
Operating right-of-use assets	367,524	322,302
Financing right-of-use assets	34,208	36,105
Property, furniture and equipment, net	303,425	282,520
Deferred tax assets	22,620	21,091
Goodwill	10,961	10,961
Other noncurrent assets	2,069	2,294
Total assets	$1,318,376	$1,206,316

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$70,542	$68,621
Accrued taxes	15,602	10,480
Accrued wages	16,413	11,538
Accrued other expenses	43,353	47,668
Client deposits	233,070	220,873
Current portion of operating lease liabilities	55,096	42,247
Current portion of financing lease liabilities	647	1,024
Total current liabilities	434,723	402,451
Operating lease liabilities, long-term	441,945	402,916
Financing lease liabilities, long-term	52,590	53,312
Other long-term liabilities	3,505	3,892
Total liabilities	$932,763	$862,571

Commitments and contingencies

Stockholders’ equity
Class A shares, par value $0.001 per share (600,000,000 shares authorized, 54,400,128 shares issued and 53,859,215 outstanding as of June 30, 2025; 53,788,036 shares issued and 53,514,062 outstanding as of December 31, 2024)	54	53
Class B shares, par value $0.001 per share (100,000,000 shares authorized, 87,115,600 shares issued and outstanding as of June 30, 2025; 87,115,600 shares issued and outstanding as of December 31, 2024)	87	87
Retained earnings	183,047	142,898
Additional paid-in capital	202,425	200,707
Total stockholders’ equity	385,613	343,745
Total liabilities and stockholders’ equity	$1,318,376	$1,206,316

Arhaus, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(Unaudited, amounts in thousands, except share and per share data)

	Six months ended		Three months ended
	June 30,		June 30,
	2025	2024	2025	2024
Net revenue	$669,807	$604,963	$358,435	$309,801
Cost of goods sold	405,993	365,537	210,208	185,429
Gross margin	263,814	239,426	148,227	124,372
Selling, general and administrative expenses	211,520	191,684	101,462	94,991
Loss on disposal of assets	108	—	—	—
Income from operations	$52,186	$47,742	$46,765	$29,381
Interest income, net	(1,317)	(2,038)	(744)	(606)
Other income	(236)	(197)	(150)	(75)
Income before taxes	53,739	49,977	47,659	30,062
Income tax expense	13,791	12,644	12,593	7,828
Net and comprehensive income	$39,948	$37,333	$35,066	$22,234

Net and comprehensive income per share, basic
Weighted-average number of common shares outstanding, basic	140,536,663	139,901,319	140,709,814	139,985,846
Net and comprehensive income per share, basic	$0.28	$0.27	$0.25	$0.16
Net and comprehensive income per share, diluted
Weighted-average number of common shares outstanding, diluted	141,126,879	140,736,096	141,162,310	140,916,161
Net and comprehensive income per share, diluted	$0.28	$0.27	$0.25	$0.16

Arhaus, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Six months ended
	June 30,
	2025	2024
Cash flows from operating activities
Net income	$39,948	$37,333
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	22,959	17,709
Amortization of operating lease right-of-use asset	20,335	17,942
Amortization of deferred financing fees, interest on finance lease in excess of principal paid and interest on operating leases	14,156	13,008
Equity based compensation	3,390	3,351
Deferred tax assets	(1,529)	4,870
Amortization of cloud computing arrangements	853	762
Loss on disposal of property, furniture and equipment	108	—
Amortization and write-off of lease incentives	—	(80)
Changes in operating assets and liabilities
Accounts receivable	282	850
Merchandise inventory	(14,107)	(19,265)
Prepaid and other assets	4,398	(11,545)
Other noncurrent liabilities	(172)	332
Accounts payable	1,816	4,571
Accrued expenses	4,746	(11,254)
Operating lease liabilities	(27,952)	(10,740)
Client deposits	12,197	36,460
Net cash provided by operating activities	81,428	84,304
Cash flows from investing activities
Purchases of property, furniture and equipment	(41,622)	(62,158)
Net cash used in investing activities	(41,622)	(62,158)
Cash flows from financing activities
Principal payments under finance leases	(365)	(448)
Repurchase of shares for payment of withholding taxes for equity based compensation	(1,675)	(548)
Cash dividend payments	(276)	(70,056)
Net cash used in financing activities	(2,316)	(71,052)
Net increase (decrease) in cash, cash equivalents and restricted cash	37,490	(48,906)
Cash, cash equivalents and restricted cash
Beginning of period	200,929	226,305
End of period	$238,419	$177,399

Supplemental disclosure of cash flow information
Interest paid in cash	$2,513	$2,143
Interest received in cash	4,040	5,155
Income taxes paid in cash	13,030	15,815
Noncash investing activities:
Purchase of property, furniture and equipment in current liabilities	7,190	12,672

Arhaus, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, amounts in thousands)

	Six months ended		Three months ended
	June 30,		June 30,
	2025	2024	2025	2024
Net and comprehensive income	$39,948	$37,333	$35,066	$22,234
Interest income, net	(1,317)	(2,038)	(744)	(606)
Income tax expense	13,791	12,644	12,593	7,828
Depreciation and amortization	22,959	17,709	11,597	9,106
EBITDA	75,381	65,648	58,512	38,562
Equity based compensation	3,390	3,351	1,795	1,327
Other expenses (1)	108	—	—	—
Adjusted EBITDA	$78,879	$68,999	$60,307	$39,889

Net revenue	$669,807	$604,963	$358,435	$309,801
Net and comprehensive income as a % of net revenue	6.0%	6.2%	9.8%	7.2%
Adjusted EBITDA as a % of net revenue	11.8%	11.4%	16.8%	12.9%

(1)Other expenses represent costs and investments not indicative of ongoing business performance, such as loss on disposal of assets.